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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 21, 2005

                          PARKER DRILLING COMPANY
           (Exact name of registrant as specified in its charter)


           Delaware                     1-7573                   73-0618660
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)


       1401 Enclave Parkway, Suite 600
             Houston, Texas 77077                                  77077
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (281) 406-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03   Creation of a Direct Financial  Obligation or an Obligation under an
            Off-Balance Sheet Arrangement of a Registrant.

      On April 21, 2005, Parker Drilling Company, a Delaware corporation (the "Company"), pursuant to the terms of a Purchase Agreement, dated as of April 14, 2005, among the Company, the guarantors named therein and Lehman Brothers Inc., issued an additional $50.0 million aggregate principal amount of its 9 5/8% Senior Notes due 2013 (the "Additional Notes") at an offering price of 111% of the principal amount thereof that resulted in gross proceeds of $55.5 million. The Additional Notes were issued under an Indenture, dated October 10, 2003 (the "Indenture"), under which $175.0 million in aggregate principal amount of notes of the same series were previously issued. The Additional Notes are pari passu with the previously issued notes of the same series. In this report the term "Notes" refers to both the Additional Notes and the previously issued notes.

      The Additional Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Additional Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

      The Notes will mature on October 1, 2013. Interest on the Additional Notes will accrue from April 1, 2005 at the rate of 9.625% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, with the next interest payment date being October 1, 2005.

      If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase.

      The Notes are general unsecured obligations of the Company. The Notes rank senior in right of payment to all of the Company's existing and future subordinated indebtedness and equal in right of payment with any of the Company's existing and future senior unsecured indebtedness.

      The Notes are jointly and severally guaranteed by substantially all of the Company's domestic subsidiaries.

      The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      At any time prior to October 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 109.625% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the
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redemption  date, with the net cash proceeds of certain equity  offerings by the
Company. On and after October 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at redemption prices (expressed as percentages of principal amount) equal to 104.813% for the twelve-month period beginning on October 1, 2008, 103.208% for the twelve-month period beginning on October 1, 2009, 101.604% for the twelve-month period beginning on October 1, 2010 and 100.00% beginning on October 1, 2011, plus accrued and unpaid interest and liquidated damages, if any.

      The Indenture restricts the Company's ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make investments; (iv) incur or guarantee additional indebtedness; (v) create or incur liens; (vi) enter into sale and leaseback transactions; (vii) incur dividend or other payment restrictions affecting subsidiaries; (viii) merge or consolidate with other entities; (ix) enter into transactions with affiliates; and (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications.

      The Indenture  provides that each of the following is an Event of Default:
(i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply within specified time periods with any of the other agreements in the Indenture; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date notes are first issued, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such indebtedness prior to its
stated  maturity,   and,  in  each  case,  the  principal  amount  of  any  such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (v) failure by the Company or any of its subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and (vii) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
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      In connection with the completion of the sale of the Additional Notes, the
Company  entered into a  Registration  Rights  Agreement,  dated as of April 21,
2005,  with  the  guarantors   named  therein  and  Lehman  Brothers  Inc.  (the
"Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement within 90 days from April 21, 2005 with respect to an offer to exchange the Additional Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use its commercially reasonable best efforts to cause that registration statement to become effective within 180 days from April 21, 2005. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the notes and to use its commercially reasonable best efforts to keep the shelf registration statement effective until the earlier of April 21, 2007 or the sale pursuant to the shelf registration statement of all of the notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the notes within the specified time periods

      The description set forth above is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, copies of which are filed herewith as exhibits.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

      On April 21, 2005, the Company voluntarily called for redemption $65,000,000 aggregate principal amount of its outstanding 10 1/8% Senior Notes due 2009, at the redemption price of 105.0625% of the principal amount thereof. Holders of redeemed notes will also receive accrued and unpaid interest thereon up to but not including the redemption date, which is May 21, 2005. As of the date of this report (and prior to giving effect to the redemption), the Company had outstanding approximately $130.6 million in aggregate principal amount of 10 1/8% Senior Notes due 2009. The Company intends to use the net proceeds of the offering of the Additional Notes described above under Item 2.03, together with cash on hand, to fund this redemption.

      The description set forth above is qualified in its entirety by reference to the Notice of Partial Redemption, a copy of which is filed herewith as an exhibit.
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Item 9.01   Financial Statements and Exhibits.

      (c)   Exhibits.  The following exhibits are filed herewith:

            Exhibit No.       Description

            4.1 Indenture, dated October 10, 2003, among Parker Drilling Company, the guarantors named therein and JPMorgan Chase Bank, as trustee (incorporated herein by reference to Exhibit 4.1 to Parker Drilling Company's Registration Statement on Form S-4 filed with the Securities and Exchange
                              Commission on November 10, 2003 (SEC File No. 333-110374)).

            4.2               Registration  Rights  Agreement,  dated  April 21,
                              2005,   among   Parker   Drilling   Company,   the
                              guarantors named therein and Lehman Brothers Inc.

            99.1              Notice of Partial Redemption dated April 21, 2005.

            99.2              Press Release of Parker  Drilling  Company  issued
                              April 21, 2005.
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                                S I G N A T U R E

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PARKER DRILLING COMPANY

Dated:  April 22, 2005                By: /s/ W. Kirk Brassfield
                                          ______________________________________
                                          W. Kirk Brassfield
                                          Vice President, Finance and Accounting
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                                  EXHIBIT INDEX

Exhibit
Number            Description


4.1 Indenture, dated October 10, 2003, among Parker Drilling Company, the guarantors named therein and JPMorgan Chase Bank, as trustee (incorporated herein by reference to Exhibit 4.1 to Parker Drilling Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 10, 2003 (SEC File No. 333-110374)).

4.2 Registration Rights Agreement, dated April 21, 2005, among Parker Drilling Company, the guarantors named therein and Lehman Brothers Inc.

99.1              Notice of Partial Redemption dated April 21, 2005.

99.2              Press  Release of Parker  Drilling  Company  issued  April 21,
                  2005.